23(h)(3)f
Expense Limitation Agreement (updated Schedule A and B only, dated November 19, 2009 — Index 35/100)

SCHEDULE A
TRANSAMERICA SERIES TRUST
OPERATING EXPENSE LIMITS
This Agreement relates to the following Funds of the Company as of November 19, 2009:

	MAXIMUM OPERATING
	EXPENSE LIMIT
FUND NAME	EFFECTIVE THROUGH	EXPENSE LIMIT
Transamerica American Century Large Company Value VP	April 30, 2010	1.35%
Transamerica Asset Allocation — Conservative VP	April 30, 2010	0.25%
Transamerica Asset Allocation — Growth VP	April 30, 2010	0.25%
Transamerica Asset Allocation — Moderate Growth VP	April 30, 2010	0.25%
Transamerica Asset Allocation — Moderate VP	April 30, 2010	0.25%
Transamerica Balanced VP	April 30, 2010	1.40%
Transamerica BlackRock Global Allocation VP	April 30, 2010	0.25%
Transamerica BlackRock Large Cap Value VP	April 30, 2010	1.00%
Transamerica BlackRock Tactical Allocation VP	April 30, 2010	0.25%
Transamerica Capital Guardian Value VP	April 30, 2010	0.87%
Transamerica Clarion Global Real Estate Securities VP	April 30, 2010	1.00%
Transamerica Convertible Securities VP	April 30, 2010	1.25%
Transamerica Efficient Markets VP	April 30, 2010	0.52%
Transamerica Equity VP	April 30, 2010	0.85%
Transamerica Equity II VP	April 30, 2010	0.30%
Transamerica Federated Market Opportunity VP	April 30, 2010	1.00%
Transamerica Foxhall Global Conservative VP	April 30, 2010	1.00%
Transamerica Foxhall Emerging Markets/Pacific Rim VP	April 30, 2010	1.00%
Transamerica Foxhall Global Growth VP	April 30, 2010	1.00%
Transamerica Foxhall Global Hard Asset VP	April 30, 2010	1.00%
Transamerica Growth Opportunities VP	April 30, 2010	1.15%
Transamerica Hanlon Balanced VP	April 30, 2010	1.00%
Transamerica Hanlon Growth VP	April 30, 2010	1.00%
Transamerica Hanlon Growth and Income VP	April 30, 2010	1.00%
Transamerica Hanlon Managed Income VP	April 30, 2010	1.00%
Transamerica Index 35 VP	November 19, 2010	0.37%
Transamerica Index 50 VP	April 30, 2010	0.37%
Transamerica Index 75 VP	April 30, 2010	0.37%
Transamerica Index 100 VP	November 19, 2010	0.40%
Transamerica International Moderate Growth VP	April 30, 2010	0.25%
Transamerica Jennison Growth VP	April 30, 2010	0.94%
Transamerica JPMorgan Core Bond VP	April 30, 2010	0.70%
Transamerica JPMorgan Enhanced Index VP	April 30, 2010	0.84%
Transamerica JPMorgan Mid Cap Value VP	April 30, 2010	1.00%
Transamerica Legg Mason Partners All Cap VP	April 30, 2010	0.90%
Transamerica Marsico Growth VP	April 30, 2010	1.00%
Transamerica MFS High Yield VP	April 30, 2010	1.05%
Transamerica MFS International Equity VP	April 30, 2010	1.125%
Transamerica Money Market VP	April 30, 2010	0.57%
Transamerica Munder Net50 VP	April 30, 2010	1.00%
Transamerica PIMCO Total Return VP	April 30, 2010	1.20%
Transamerica ProFund UltraBear VP	April 30, 2010	0.98%
Transamerica Science & Technology VP	April 30, 2010	0.98%

	MAXIMUM OPERATING
	EXPENSE LIMIT
FUND NAME	EFFECTIVE THROUGH	EXPENSE LIMIT
Transamerica Small/Mid Cap Value VP	April 30, 2010	0.89%
Transamerica Strategic Selection Fund VP	April 30, 2010	0.10%
Transamerica T. Rowe Price Equity Income VP	April 30, 2010	0.88%
Transamerica T. Rowe Price Growth Stock VP	April 30, 2010	0.89%
Transamerica T. Rowe Price Small Cap VP	April 30, 2010	1.00%
Transamerica Templeton Global VP	April 30, 2010	1.00%
Transamerica Third Avenue Value VP	April 30, 2010	1.00%
Transamerica U.S. Government Securities VP	April 30, 2010	0.63%
Transamerica Value Balanced VP	April 30, 2010	1.00%
Transamerica Van Kampen Active International Allocation VP	April 30, 2010	1.07%
Transamerica Van Kampen Large Cap Core VP	April 30, 2010	0.84%
Transamerica Van Kampen Mid-Cap Growth VP	April 30, 2010	1.00%

SCHEDULE B
TRANSAMERICA SERIES TRUST
FUNDS SUBJECT TO EXPENSE REIMBURSEMENT
FUND NAME
Transamerica American Century Large Company Value VP
Transamerica Asset Allocation — Conservative VP
Transamerica Asset Allocation — Growth VP
Transamerica Asset Allocation — Moderate Growth VP
Transamerica Asset Allocation — Moderate VP
Transamerica Balanced VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Efficient Markets VP
Transamerica Equity VP
Transamerica Equity II VP
Transamerica Federated Market Opportunity VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Hard Asset VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP

FUND NAME
Transamerica Strategic Selection Fund VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP